Exhibit 99.1

Velodyne Lidar Reports Fourth Quarter and Full Year 2021 Financial Results

•Sold 4,900+ sensor units in Q4, achieving a quarterly record
•Shipped 15,000+ sensors in 2021, bringing lifetime total to 67,000+
•Delivered $17.5 million and $61.9 million in revenue in Q4 and full year 2021, respectively

SAN JOSE – February 28, 2022 – Velodyne Lidar, Inc. (NASDAQ: VLDR, VLDRW), the leading lidar company known worldwide for its broad portfolio of breakthrough lidar technologies, today announced financial results for its fourth quarter and year ended December 31, 2021.

Fourth Quarter 2021 Highlights
•4,900 sensor units shipped, including 900+ solid state sensors, bringing the 2021 total to 15,000+ sensors shipped, 2,400+ of which were solid state sensors
•$17.5 million in revenue, up 34.3% compared to third quarter of 2021
•$294.4 million of cash and short-term investments as of December 31, 2021

“Lidar is going to transform virtually every industry as we know it, creating a safer, more efficient, and sustainable world. Velodyne Lidar is well positioned to capitalize on this opportunity," said Dr. Ted Tewksbury, CEO of Velodyne Lidar. “We expect the first wave of lidar commercialization to be dominated by industrial automation, robotics, and intelligent infrastructure. These industries are estimated to reach a $2.8 billion total available market by 2026, according to YOLE. By supplying high-performance lidar at scale into these early autonomous markets, Velodyne expects to expand our technologies and further our leadership in low-cost, high-quality, volume manufacturing. This will enhance our advantage in the second wave of lidar growth – autonomous vehicles and advanced driver-assistance systems (ADAS) – bringing our total available market estimate to $5.7 billion by 2026, according to YOLE.”

“During the fourth quarter of 2021, we achieved record quarterly sensor shipments, bringing our lifetime shipments to more than 67,000. In 2022, we plan to focus on four strategic pillars to make lidar ubiquitous and accelerate our path to profitable revenue growth:
•Driving lidar volume in early autonomous markets including industrial, robotics, and intelligent infrastructure,
•Developing high performance sensors at a price point to accelerate mass adoption,
•Expanding our software to deliver complete autonomous vision solutions to customers, and
•Leading the industry in operational and manufacturing excellence.”

“Velodyne has the right technologies and the proven ability to produce high performance lidar at scale. In 2022 and beyond, we will build on this foundation with a game-changing portfolio of AI-powered, autonomous vision solutions while driving revenue growth and profitability with our existing products. We are excited to lead the way as lidar revolutionizes our lives and makes our communities safer,” concluded Tewksbury.

Recent Corporate Highlights
•Entered into a warrant agreement with Amazon. The warrants will vest over time, based on discretionary payments to Velodyne by Amazon of up to $200 million.
•Achieved the 100-partner milestone through the “Automated with Velodyne” (AwV) program.
•Signed five-year sales agreement for lidar sensors with QinetiQ Inc., a leading defense and security company, to provide perception and mapping capabilities across its unmanned ground vehicle portfolio.
•Won a patent challenge from Quanergy, upholding Velodyne’s groundbreaking technology and patented intellectual property for surround view lidar.

•Selected as a finalist for the 24th Annual 2022 SXSW Innovation Awards in the “Smart Cities, Transportation & Delivery” category for its Intelligent Infrastructure Solution.
•Named the new CEO, Dr. Theodore L. Tewksbury, who has a proven track record of scaling new technologies into profitable growth businesses.
•Hired Dr. Anurag Gupta as EVP of Engineering to lead the team in advancing Velodyne’s robust portfolio of high value lidar hardware and software solutions.
•Appointed Virginia Boulet, a corporate governance expert, and Ernest E. Maddock, an operations, technology, and corporate finance executive, to the board of directors.

Financial Summary: Fourth Quarter of 2021 Compared to Third Quarter of 2021
•Total revenue increased to $17.5 million, compared to $13.1 million.
◦Product revenue grew to $13.7 million, up from $11.8 million.
◦License and services revenue grew to $3.9 million, compared to $1.3 million.
•GAAP gross profit improved to $2.7 million from a gross loss of $4.7 million. Non-GAAP gross profit improved $7.4 million to $3.2 million from a gross loss of $4.2 million, primarily due to the benefit of higher sales volumes and increased sensor licensing revenue .
•GAAP operating expenses were $40.3 million, compared to $50.0 million. Non-GAAP operating expenses were $35.2 million, compared to $33.4 million, primarily due to an increase investment in technology.
•GAAP net loss was $37.5 million, or $0.19 per share, compared to $54.7 million, or $0.28 per share. Non-GAAP net loss was $31.8 million, or $0.16 per share, compared to $37.5 million, $0.19 per share.
•At December 31, 2021, the company had $294.4 million in cash and short-term investments, compared to $350.3 million at December 31, 2020.

Financial Highlights: 2021 Compared to 2020
•Total revenue was $61.9 million, comprised of $48.0 million in product revenue and $13.9 million in license and services revenue. This compares to $95.4 million in 2020, of which $68.4 million was product revenue, including a one-time $11.1 million stocking fee, and $27.0 million was license and services revenue.
•GAAP net loss was $212.2 million, compared to $149.9 million in 2020. Non-GAAP net loss was $129.8 million, compared to $65.1 million in 2020.

A reconciliation between historical GAAP and non-GAAP information is provided in the tables below.

First Quarter 2022 Guidance
Due to an increasingly dynamic supply and demand environment, management is shifting to a quarterly guidance practice in 2022.

Revenue is expected to range between $10 million and $12 million for first quarter 2022, driven by shipments of product to the company’s global customer base. Guidance excludes an estimate of the non-cash contra revenue charges of $5.0 million to $7.5 million vesting in the first quarter of 2022 expected to result from the issuance to Amazon.com NV Investment Holdings LLC of a warrant (the “Amazon Warrant”) to purchase up to an aggregate of 39,594,032 shares of the company’s common stock, subject to adjustment and vesting in accordance with the terms and conditions set forth in the Amazon Warrant.

Conference Call Information
Velodyne will host a conference call and live webcast for analysts and investors at 4:30 p.m. Eastern Time on February 28, 2022. Parties in the United States and Canada can access the call by dialing 877-270-2148. The webcast will be accessible on Velodyne’s investor relations website at https://investors.velodynelidar.com. A telephonic replay of the conference call will be available through March 7, 2022. To access the replay, parties in the United States and Canada should call 877-344-7529 and enter conference code 5202757.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", "believe", "may", "will", "should", "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: the impact on our operations and financial condition from the effects of the current COVID-19 pandemic both on Velodyne’s business and those of its customers and suppliers; supply chain issues in the semiconductor market; Velodyne’s ability to execute its business plan; the timing of revenue from existing customers, including uncertainties related to the ability of Velodyne’s customers to commercialize their products and the ultimate market acceptance of these products; uncertainties related to Velodyne Lidar’s estimates of the size of the markets for its products and future revenue opportunities, including projects that are not yet signed or awarded; charges related to the vesting of the Amazon Warrant; the rate and degree of market acceptance of Velodyne Lidar’s products in a variety of industries; the success of other competing lidar and sensor-related products and services that exist or may become available; rising costs adversely affecting Velodyne’s profitability; uncertainties related to Velodyne Lidar’s current litigation and potential litigation involving Velodyne Lidar or the validity or enforceability of Velodyne Lidar’s intellectual property; Velodyne Lidar’s ability to partner with and rely on third party manufacturers; general economic and market conditions impacting demand for Velodyne Lidar’s products and services; and changes in applicable laws or regulations.

Given these factors, as well as other variables that may affect Velodyne Lidar’s operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release relate only to events as of the date hereof. Velodyne Lidar undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (GAAP), we believe the non‑GAAP measures of non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating expenses, non‑GAAP operating loss, non-GAAP other income (expenses), non-GAAP provision for (benefit from) income taxes, non-GAAP net loss, and non‑GAAP net loss per share are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation and related employer payroll taxes, litigation settlements, gain from sale of held-for-sale assets, write-off of deferred IPO costs, gain from forgiveness of PPP loan, amortization of acquisition-related intangibles assets, restructuring, and discrete tax items. We believe that non‑GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non‑GAAP information to supplement their GAAP results. The non‑GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly‑titled non‑GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are used in this press release.

About Velodyne Lidar, Inc.
Velodyne Lidar (Nasdaq: VLDR, VLDRW) ushered in a new era of autonomous technology with the invention of real-time surround view lidar sensors. Velodyne, the global leader in lidar, is known for its broad portfolio of breakthrough lidar technologies. Velodyne’s revolutionary sensor and software solutions provide flexibility, quality and performance to meet the needs of a wide range of industries, including autonomous vehicles, advanced driver assistance systems (ADAS), robotics, unmanned aerial vehicles (UAV), smart cities and security. Through continuous innovation, Velodyne strives to transform lives and communities by advancing safer mobility for all. For more information, visit www.velodynelidar.com.

Investor Contact:
Andrew Chan
Head of Investor Relations
InvestorRelations@velodyne.com

Media Contact:
Codeword
Liv Allen
velodyne@codeword.com

VELODYNE LIDAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$24,064	$204,648
Short-term investments	270,357	145,636
Accounts receivable, net	8,881	13,979
Inventories, net	9,299	18,132
Prepaid and other current assets	14,822	22,319
Total current assets	327,423	404,714
Property, plant and equipment, net	14,710	16,805
Goodwill	1,189	1,189
Intangible assets, net	724	627
Contract assets	12,962	8,440
Other assets	18,413	937
Total assets	$375,421	$432,712
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,105	$7,721
Accrued expense and other current liabilities	35,651	50,349
Contract liabilities	6,348	7,323
Total current liabilities	47,104	65,393
Long-term tax liabilities	443	569
Other long-term liabilities	28,611	25,927
Total liabilities	76,158	91,889
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	20	18
Additional paid-in capital	825,988	656,717
Accumulated other comprehensive loss	(412)	(230)
Accumulated deficit	(526,333)	(315,682)
Total stockholders’ equity	299,263	340,823
Total liabilities and stockholders’ equity	$375,421	$432,712

VELODYNE LIDAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenue:
Product	$13,657	$11,782	$14,407	$48,002	$68,355
License and services	3,885	1,278	3,439	13,922	27,007
Total revenue	17,542	13,060	17,846	61,924	95,362
Cost of revenue:
Product	14,758	17,716	23,088	67,313	69,115
License and services	92	84	99	525	1,131
Total cost of revenue	14,850	17,800	23,187	67,838	70,246
Gross profit (loss)	2,692	(4,740)	(5,341)	(5,914)	25,116
Operating expenses:
Research and development	22,255	20,221	48,427	77,863	88,080
Sales and marketing	7,227	6,547	18,955	68,025	31,753
General and administrative	10,867	23,271	38,790	70,307	65,732
Gain on sale of assets held-for-sale	—	—	—	—	(7,529)
Restructuring	—	—	(59)	—	984
Total operating expenses	40,349	50,039	106,113	216,195	179,020
Operating loss	(37,657)	(54,779)	(111,454)	(222,109)	(153,904)
Interest income	127	109	33	448	152
Interest expense	3	(6)	(37)	(80)	(106)
Other income (expense), net	53	(22)	15	10,150	(90)
Loss before income taxes	(37,474)	(54,698)	(111,443)	(211,591)	(153,948)
Provision for (benefit from) income taxes	(4)	14	14	645	(4,084)
Net loss	$(37,470)	$(54,712)	$(111,457)	$(212,236)	$(149,864)

Net loss per share:
Basic and diluted	$(0.19)	$(0.28)	$(0.64)	$(1.09)	$(1.01)
Weighted-average shares used in computing net loss per share:
Basic and diluted	197,385,362	196,204,671	173,888,792	193,982,168	148,088,589

VELODYNE LIDAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Cash flows from operating activities:
Net loss	$(37,470)	$(111,457)	$(212,236)	$(149,864)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	2,244	2,053	8,452	8,394
Reduction of operating lease right-of-use (“ROU”) assets	764	—	3,052	—
Write-off of deferred IPO costs	—	—	—	3,548
Stock-based compensation	5,718	91,259	87,088	91,500
Gain on sale of assets held-for-sale	—	—	—	(7,529)
Provision for doubtful accounts	261	(14)	2,331	511
Deferred income taxes	3	4	3	4
Gain from forgiveness of PPP loan	—	—	(10,124)	—
Accretion on short-term investments	613	—	1,688	—
Other	49	63	22	137
Changes in operating assets and liabilities:
Accounts receivable	434	5,440	2,506	(2,627)
Inventories, net	2,560	(1,710)	8,833	1,619
Prepaid and other current assets	(3,960)	(2,339)	(1,078)	172
Contract assets	(2,813)	(2,814)	(5,022)	(11,253)
Other assets	99	(305)	166	53
Accounts payable	523	(2,501)	(2,829)	687
Accrued expenses and other liabilities	1,769	3,132	(554)	(6,680)
Contract liabilities	(1,228)	379	(2,968)	2,891
Net cash used in operating activities	(30,434)	(18,810)	(120,670)	(68,437)
Cash flows from investing activities:
Purchase of property, plant and equipment and intangibles	(2,428)	(1,080)	(5,641)	(3,277)
Proceeds from sale of assets held-for-sale	—	—	—	12,275
Proceeds from sales of short-term investments	14,215	—	26,422	—
Proceeds from maturities of short-term investments	73,000	—	188,223	2,200
Purchase of short-term investments	(90,994)	(145,725)	(340,951)	(145,725)
Investment in notes receivable	—	—	(750)	—
Net cash used in investing activities	(6,207)	(146,805)	(132,697)	(134,527)
Cash flows from financing activities:
Proceeds from issuance of preferred stock, net of issuance costs	—	—	—	19,919
Proceeds from (payments for) Business Combination, net of transaction costs	—	(1,264)	(20,005)	247,039
Repurchase of common stock	—	—	—	(1,802)
Proceeds from warrant exercises, net of issuance costs of $52	—	73,713	89,270	73,713
Proceeds from common stock issuance under equity incentive plans	3,560	—	3,560	—
Tax withholding payment for vested equity awards	—	—	(37)	—
Cash paid for IPO costs	—	—	—	(1,143)
Proceeds from notes payable	—	—	—	10,000
Net cash provided by financing activities	3,560	72,449	72,788	347,726
Effect of exchange rate fluctuations on cash and cash equivalents	1	(39)	(5)	(118)
Net increase (decrease) in cash and cash equivalents	(33,080)	(93,205)	(180,584)	144,644
Beginning cash and cash equivalents	57,144	297,853	204,648	60,004
Ending cash and cash equivalents	$24,064	$204,648	$24,064	$204,648

VELODYNE LIDAR, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Gross profit (loss) on GAAP basis	$2,692	$(4,740)	$(5,341)	$(5,914)	$25,116
Gross margin on GAAP basis	15%	(36)%	(30)%	(10)%	26%
Stock-based compensation and related employer payroll taxes	545	545	7,415	2,352	7,417
Gross profit (loss) on non-GAAP basis	$3,237	$(4,195)	$2,074	$(3,562)	$32,533
Gross margin on non-GAAP basis	18%	(32)%	12%	(6)%	34%

Operating expenses on GAAP basis	$40,349	$50,039	$106,113	$216,195	$179,020
Stock-based compensation and related employer payroll taxes	(5,267)	(16,262)	(83,844)	(88,499)	(84,083)
Legal settlements	250	(275)	(105)	(1,270)	(2,584)
Gain from sale of held-for-sale assets	—	—	—	—	7,529
Write-off of deferred IPO costs	—	—	—	—	(3,548)
Amortization of acquisition-related intangible assets	(110)	(96)	(97)	(399)	(385)
Restructuring charges	—	—	59	—	(984)
Operating expenses on non-GAAP basis	$35,222	$33,406	$22,126	$126,027	$94,965

Operating loss on GAAP basis	$(37,657)	$(54,779)	$(111,454)	$(222,109)	$(153,904)
Stock-based compensation and related employer payroll taxes	5,812	16,807	91,259	90,851	91,500
Legal settlements	(250)	275	105	1,270	2,584
Gain from sale of held-for-sale assets	—	—	—	—	(7,529)
Write-off of deferred IPO costs	—	—	—	—	3,548
Amortization of acquisition-related intangible assets	110	96	97	399	385
Restructuring charges	—	—	(59)	—	984
Operating loss on non-GAAP basis	$(31,985)	$(37,601)	$(20,052)	$(129,589)	$(62,432)

Other income (expense), net	$53	$(22)	$15	$10,150	$(90)
Gain from forgiveness of PPP loan	—	—	—	(10,124)	—
Other income (expense), net on non-GAAP basis	$53	$(22)	$15	$26	$(90)

Provision for (benefit from) income taxes on GAAP basis	$(4)	$14	$14	$645	$(4,084)
Non-GAAP tax reconciling adjustments	—	—	—	—	6,679
Provision for (benefit from) income taxes on non-GAAP basis	$(4)	$14	$14	$645	$2,595

Net loss on GAAP basis	$(37,470)	$(54,712)	$(111,457)	$(212,236)	$(149,864)
Stock-based compensation and related employer payroll taxes	5,812	16,807	91,259	90,851	91,500
Legal settlements	(250)	275	105	1,270	2,584
Gain from sale of held-for-sale assets	—	—	—	—	(7,529)
Write-off of deferred IPO costs	—	—	—	—	3,548
Amortization of acquisition-related intangible assets	110	96	97	399	385
Restructuring charges	—	—	(59)	—	984
Gain from forgiveness of PPP loan	—	—	—	(10,124)	—
Non-GAAP tax reconciling adjustments	—	—	—	—	(6,679)
Net loss on non-GAAP basis	$(31,798)	$(37,534)	$(20,055)	$(129,840)	$(65,071)

	Three Months Ended			Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net loss per share on GAAP basis
Basic and diluted	$(0.19)	$(0.28)	$(0.64)	$(1.09)	$(1.01)
Weighted-average shares on GAAP basis
Basic and diluted	197,385,362	196,204,671	173,888,792	193,982,168	148,088,589
Net loss per share on non-GAAP basis
Basic and diluted	$(0.16)	$(0.19)	$(0.12)	$(0.67)	$(0.44)
Weighted-average shares on non-GAAP basis
Basic and diluted	197,385,362	196,204,671	173,888,792	193,982,168	148,088,589